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                                                                   EXHIBIT 10.14

                 EMPLOYEE INNOVATION, PROPRIETARY INFORMATION
                    AND POST-EMPLOYMENT ACTIVITY AGREEMENT

TO ALBANY MOLECULAR RESEARCH, INC.:

In consideration of my employment or the continuation of my current employment at will by Albany Molecular Research, Inc., and of the salary or wages paid to me, I agree:

     a) to disclose and assign to the Company as its exclusive property all inventions and technical or business innovations developed or conceived by me solely or jointly with others during the period of my employment (1) that are along the lines of the business, work or investigations of the Company or its affiliates to which my employment relates or as to which I may receive information due to my employment, or (2) that result from or are suggested by any work which I may do for the Company or (3) that are otherwise made through the use of Company time, facilities or materials;

     b) to execute all necessary papers and otherwise provide proper assistance (at the Company's expense), during and subsequent to my employment, to enable the Company to obtain for itself or its nominees, patents, copyrights, or other legal protection for such inventions or innovations in any and all countries;

     c) to make and maintain for the Company adequate and current written records of all such inventions or innovations;

     d) upon any termination of my employment to deliver to the Company promptly all written and other materials which are of a secret or confidential nature relating to the business of the Company or its affiliates;

     e) not to use, publish or otherwise disclose (except as my Company duties may require), either during or subsequent to my employment, any secret or confidential information or data of the Company or any information or data of others which the Company is obligated to maintain in confidence;

     f) not to disclose or utilize in my work with the Company any secret or confidential information of others (including any prior employers), or any inventions or innovations of my own which are not included within the scope of this agreement; and

     g) not to undertake during the six (6) month period immediately following any termination of my employment to engage directly or indirectly in the sale to or performance for any customer of the Company for which I performed services as an employee of the Company at any time during the twelve (12) month period immediately preceding such termination of employment of services of the type which I performed as an employee of the Company, whether as an employee of such customer, a vendor of services to such customer, an employee of a third party, or otherwise.
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It is acknowledged and agreed that the remedies at law for breach of this agreement would be inadequate, and that, in addition to any such remedies at law, the Company shall also therefor be entitled to equitable relief to enforce compliance with the terms of this agreement and to restrain any violation of such terms.

This agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on my own time, unless (a) the invention relates (i) directly to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by me for the Company.

This agreement supersedes and replaces any existing agreement between the Company and me relating generally to the same subject matter. It may not be modified or terminated, in whole or part, except in writing signed by an authorized representative of the Company. Discharge of my undertaking in this agreement shall be an obligation of my executors, administrators, or other legal representatives or assigns.

I represent that, except as stated below, I have no agreements with or obligations to others in conflict with the foregoing.



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                              Employee




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                              Date

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